UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2022
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211	39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13320 Ballantyne Corporate Place, Charlotte, North Carolina	28277-3607
(Address of principal executive offices)	(Zip Code)

(844) 848-0137
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2022, DENTSPLY SIRONA Inc. (the “Company”) issued a press release announcing the completion of the previously disclosed internal investigation into certain financial reporting matters and determination to restate the Company’s consolidated financial statements and related disclosures for the three and nine months ended September 30, 2021 and for the fiscal year ended December 31, 2021, as described in Item 4.02 herein.  The press release also includes preliminary unaudited information  about the Company’s expected results for the third quarter ended September 30, 2022, which may be subject to change. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information furnished pursuant to Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.06.	Material Impairments.

The Company has continued to monitor macroeconomic events after its most recent annual goodwill impairment testing which was completed during the second quarter ended June 30, 2022. In the Company’s press release referenced in Item 2.02, the Company announced that it expects to record a non-cash charge related to impairment of its goodwill and intangible assets for the nine months ended September 30, 2022, due primarily to unfavorable macroeconomic factors such as a higher cost of capital, cost inflation, unfavorable foreign currency impacts, and increased supply chain costs, which are contributing to reduced forecasted revenues, lower operating margins and reduced expectations for future cash flows. The Company estimates that the pre-tax non-cash goodwill and intangible assets impairment charge will be between $1.0 billion and $1.3 billion.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatements of Three and Nine Months Ended September 30, 2021 and Fiscal Year Ended December 31, 2021

On October 29, 2022, the Company, in consultation with the Audit and Finance Committee of its Board of Directors (the “Audit and Finance Committee”), reached a determination that the Company’s consolidated financial statements and related disclosures for the three and nine months ended September 30, 2021 and for the fiscal year ended December 31, 2021 should no longer be relied upon because of certain misstatements contained in those financial statements. The Company has determined that it is appropriate to correct the misstatements in the Company’s previously issued financial statements by amending its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (the “Third Quarter 2021 Form 10-Q”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”). The Audit and Finance Committee and management also discussed this conclusion with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).

As previously disclosed, the Audit and Finance Committee has been conducting an internal investigation into certain financial reporting matters. That investigation has been completed, and the results are discussed below in this Item 4.02. As a result of a separate but concurrent review by the Company of the accounting for various customer incentive arrangements unrelated to the transactions subject to the internal investigation (the “Accounting Review”), management identified errors related to certain customer incentive programs.  During the Accounting Review, it was also determined that the Company utilized incorrect accounting and assumptions in the determination of estimates related to its sales returns provisions, warranty reserve provisions and variable consideration. Management identified misstatements for the three and nine months ended September 30, 2021 and for the fiscal year ended December 31, 2021, in each case, that the Company deemed to be material when considered together with certain qualitative and quantitative considerations such as the fact that the misstatements masked a failure to meet internal financial targets and external financial analyst expectations for the three months ended September 30, 2021 and due to the material weaknesses identified through the course of the Audit and Finance Committee’s investigation.

Audit and Finance Committee Investigation

North America Investigation

On May 10, 2022, the Company announced that the Audit and Finance Committee, assisted by independent legal counsel and forensic accountants, commenced an internal investigation in March 2022 of allegations regarding certain financial reporting matters submitted by current and former employees of the Company. The Audit and Finance Committee’s investigation was focused on the Company’s use of incentives to sell products to certain distributors in North America in the third and fourth quarters of 2021, whether those incentives were appropriately accounted for, and whether the impact of the sales to which they were applied were adequately disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). The Audit and Finance Committee also investigated allegations that certain former members of senior management may have directed the Company’s use of these incentives and other actions to achieve executive compensation targets in 2021. We refer to this portion of the Audit and Finance Committee investigation as the North America Investigation.

In the North America Investigation, the Audit and Finance Committee concluded that there was no evidence of intentional wrongdoing or fraud. The Audit and Finance Committee determined that certain former members of senior management, including the Company’s former Chief Executive Officer and former Chief Financial Officer, violated provisions of the Company’s Code of Ethics and Business Conduct. In addition, these former members of senior management did not maintain and promote an appropriate control environment focused on compliance in areas of the Company’s business, nor did they sufficiently promote, monitor or enforce adherence to the Code of Ethics and Business Conduct. The North America Investigation found that certain former members of senior management, including the former Chief Executive Officer and the former Chief Financial Officer created a culture where employees did not feel comfortable raising concerns without fear of retaliation. In addition, the North America Investigation substantiated certain allegations regarding inappropriate tone at the top by the former Chief Executive Officer and the former Chief Financial Officer.

The North America Investigation identified instances in which the Company’s distributors in North America were offered incremental incentives, including extended payment terms, to purchase products in order for the Company to attempt to meet certain internal sales targets in the third and fourth quarters of 2021. These incentives were offered in conjunction with net sales transactions amounting to approximately $38 million and $70 million in the third and fourth quarters of 2021, respectively, which in turn contributed to higher levels of distributor inventory at the end of such periods, and lower sales to these distributors in the first and second quarters of 2022. The North America Investigation’s analysis of the incremental incentives and related sales, which included examination of documents supporting the accounting and revenue recognition for both the incentives and related sales, identified two insignificant accrual errors. However, these incremental incentives and the sales to which they applied contributed to the Company’s ability to meet external financial analyst expectations in the third quarter of 2021. The North America Investigation also found that there were inadequate processes in place for approval of these incentives and that the Company also had inadequate processes for maintaining or providing copies of agreements or arrangements with distributors to the accounting department. The North America Investigation noted potential omissions in public disclosures made by the Company regarding the use of these incentives or their potential future impacts in the third and fourth quarters of 2021. However, the North America Investigation did not find evidence that the former Chief Executive Officer and former Chief Financial Officer specifically directed the Company’s use of incentives to achieve executive compensation targets in 2021. Additionally, the investigation noted that the Company’s independent registered accounting firm was not informed of these incremental incentive arrangements in conjunction with the 2021 audit of the consolidated financial statements. Finally, the North America Investigation also identified findings regarding potential control deficiencies.

Based on the results of the North America Investigation, the Company further analyzed these product shipments and corresponding incentive arrangements between the Company and its distributors and determined that, with the exception of the errors pertaining to the Accounting Review described above, sales were properly recorded in each of the respective periods in accordance with ASC 606, Revenue from Contracts with Customers.

China Investigation

While the North America Investigation was ongoing, the Audit and Finance Committee was informed in June 2022 that the Company had identified higher returns of products from distributors in China during the fourth quarter of 2021 that did not align with historical trends identified through an operational audit executed by the Company’s Corporate Audit department.  Accordingly, the Audit and Finance Committee determined that the scope of the internal investigation should be expanded to analyze the increase in returns of products in China during the fourth quarter of 2021. We refer to this portion of the Audit and Finance Committee investigation as the China Investigation.

The China Investigation found that the Company processed returns and/or exchanges that were not in accordance with the return and/or exchange provisions contained in existing distributor agreements and sales contracts in China. The China Investigation also found that members of the Company’s local commercial team in China failed to provide information requested by the Company’s local accounting organization in connection with the return and/or exchange of products in China during the fourth quarter of 2021. The China Investigation concluded that these employees, as well as the head of the Company’s Asia-Pacific commercial organization, committed intentional wrongdoing by failing to provide requested information to the Company’s local accounting organization, by obstructing the work of the accounting team, and by lacking truthfulness in providing information to the Company and to the Audit and Finance Committee as part of the China Investigation. The China Investigation also determined that these actions by certain members of the Company’s local commercial team in China, as well as the former Chief Financial Officer and the head of the Company’s Asia-Pacific commercial organization, violated the Company’s Code of Ethics and Business Conduct. These employees, including the head of the Company’s Asia-Pacific commercial organization, also did not maintain and promote an appropriate control environment in certain areas of the Company’s business focused on compliance, nor did they sufficiently promote, monitor or enforce adherence to the Company’s Code of Ethics and Business Conduct. The China Investigation also identified concerns regarding control deficiencies, including ineffective communication among the China commercial operations, financial planning & analysis and accounting teams, resulting in a heightened risk of incomplete or insufficient information required to maintain accurate books and records related to incentive provisions, specifically concerning expanded concessions regarding the return or exchange of products from distributors.

The failure to appropriately account for these returns and/or exchanges and allowing for the product exchanges referred to above resulted in an overstatement of Net sales in the third quarter of 2021 of approximately $4 million which should have been recorded in the fourth quarter of 2021, which will be reflected in the restated interim financial statements for the three and nine month periods ended September 30, 2021.

As previously disclosed, the Company voluntarily contacted the SEC to advise that the Audit and Finance Committee was conducting an internal investigation regarding certain financial reporting matters and is continuing to cooperate with the staff of the SEC. While the amended Third Quarter 2021 Form 10-Q (“Form 10-Q/A”) and amended 2021 Form 10-K (“Form 10-K/A”) will address all of the issues identified in the Audit and Finance Committee investigation and the Accounting Review, the SEC’s investigation is ongoing, and there can be no assurance that there will not be additional issues or matters arising from that investigation.

Preliminary Estimated Impact of Misstatements

Restatement of financial statements included in the Third Quarter 2021 Form 10-Q

As a result of the items noted above, combined with certain other previously identified and out-of-period errors, Net sales and Net income in the Third Quarter 2021 Form 10-Q were overstated for the nine-month period ended September 30, 2021 by approximately $35 million and $27 million, respectively. These amounts are preliminary and may be subject to change.

The Company expects to file a Form 10-Q/A to restate its interim financial statements for the three and nine months ended September 30, 2021, and revise its interim financial statements for the three and nine months ended September 30, 2020, included in its Third Quarter 2021 Form 10-Q to reflect these corrections and other updates.

Restatement of financial statements included in the 2021 Form 10-K

As a result of the items noted above, combined with certain other previously identified and out-of-period errors, the Company determined that Net sales and Net income were overstated in the Company's financial statements for the fiscal year ended December 31, 2021 by approximately $20 million and $10 million, respectively, and there were immaterial errors to both Net sales and Net income (loss) for the fiscal years ended December 31, 2020 and 2019. Additionally, the correction of errors pertaining to periods prior to fiscal year 2019 required an adjustment to decrease opening retained earnings at January 1, 2019 by $38 million as reflected in the Consolidated Statements of Equity in its 2021 Form 10-K. Those errors related primarily to the timing, recognition, and estimation of variable consideration associated with certain sales transactions in the historical periods. These amounts are preliminary and may be subject to change.

The Company expects to file a Form 10-K/A to restate its 2021 financial statements, and revise its 2020 and 2019 financial statements included in its 2021 Form 10-K to reflect these corrections and other updates to its consolidated financial statements for the years ended December 31, 2021, 2020 and 2019.

Adjustments to the previously furnished Preliminary First Quarter 2022 and Second Quarter 2022 Financial Information

The Company previously provided preliminary financial results for each of the quarters ended March 31, 2022 and June 30, 2022 as furnished within the Current Reports on Form 8-K on May 10, 2022 and August 4, 2022, respectively. As a result of the Accounting Review and other error corrections noted above, these preliminary results will be adjusted for immaterial amounts in the upcoming filings of the Quarterly Reports on Form 10-Q for each of these quarters.

Controls and Procedures

In connection with the restatement of the financial statements and related disclosures for the three and nine months ended September 30, 2021 and for the fiscal year ended December 31, 2021, management re-evaluated the effectiveness of the Company’s internal control over financial reporting and identified one or more material weaknesses in the Company’s internal control over financial reporting as of September 30, 2021. These material weaknesses remained in place as of December 31, 2021 and as of the date of this Current Report on Form 8-K.

The Form 10-Q/A will amend management’s assessment of the Company’s disclosure controls and procedures to conclude that they were not effective due to the identification of one or more material weaknesses as of September 30, 2021. The Form 10-K/A will amend management’s assessment of the Company’s internal control over financial reporting and its disclosure controls and procedures due to the identification of one or more material weaknesses to indicate that its internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2021. In addition, the Company’s independent registered public accounting firm, PwC, will amend its Report of Independent Registered Public Accounting Firm included in the Form 10-K/A to reflect that the Company’s internal control over financial reporting was not effective due to the identification of one or more material weaknesses in the Company’s internal control over financial reporting as of December 31, 2021.

The Company’s management has started to implement certain enhancements and remedial measures to its internal control over financial reporting and disclosure controls and procedures. Management will continue to evaluate the processes, procedures and controls and will make any further changes as appropriate.

Forward Looking Statements

All statements in this Current Report on Form 8-K that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors, including those described in the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any amendment. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1
DENTSPLY SIRONA Inc. Press Release Regarding the Completion of Internal Investigation and Determination to Restate the Company’s consolidated financial statements for the three and nine months ended September 30, 2021 and for the fiscal year ended December 31, 2021, with Business Update and Select Preliminary Third Quarter 2022 Results Issued November 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Executive Vice President and Chief Financial Officer

Date: November 1, 2022